Exhibit 10-P


          John G. Graham
          November 1, 1996
          Page 1


                                   November 1, 1996


          John G. Graham
          21 Candace Lane
          Chatham Township, New Jersey 07928

          Dear John:

               The purpose of this letter is to amend and restate the letter agreement dated November 22, 1995 between you and GPU Service, Inc. ("GPUS") (the "Prior Agreement") which set forth the terms and conditions of the supplemental pension that GPUS has agreed to provide to you upon your retirement. Upon your agreement to this amendment and restatement as provided on the last page of this letter agreement (the "Agreement"), the Prior Agreement shall be superseded and replaced in its entirety by the terms and conditions set forth below.

               1. Upon your retirement on any date subsequent to the date of this letter (the date as of which you so retire is referred to herein as your "Retirement Date") you shall be entitled to receive from GPUS a supplemental pension (your "Supplemental Pension"), which shall be in addition to the pension payable to you under GPUS's Employee Pension Plan and GPUS's Supplemental and Excess Benefits Plan (together, "GPUS's Retirement Plans").

               2. The Supplemental Pension payable to you hereunder, when expressed as a single life annuity, shall be a monthly amount of income equal to the amount, if any, by which either (a) $12,653.50 for each month beginning after your Retirement Date and before the month beginning after your 62nd birthday, or (b) $12,153.50 for each month beginning after the later of your Retirement Date or your 62nd birthday, exceeds (c) the aggregate pension amount payable to you for such month under GPUS's Retirement Plans, determined for this purpose without taking into account (i) any Additional Pension amount payable to you under GPUS's Employee Pension Plan and (ii) the 20% increase in the pension amounts payable to you under GPUS's Retirement Plans during the first 12 months following your retirement.

               For purposes of the foregoing, if any part of the aggregate pension amount payable to you under GPUS's Retirement Plans is not payable in the form of a single life annuity commencing on the first day of the month following your Retirement Date, the pension amount referred to in (c) above shall be determined as if such part were so payable.





          John G. Graham
          November 1, 1996
          Page 2


               3. The Supplemental Pension shall be paid to you in the form of a single life annuity unless you are married on your Retirement Date, in which case it shall be paid in the form described as Option 2 in Section 10.1 of GPUS's Employee Pension Plan, with your spouse as beneficiary.

               4. If you should die before you start to receive your Supplemental Pension, your surviving spouse, if any, shall be entitled to receive from GPUS an annuity (the "Survivor's Annuity") payable to her for her lifetime in a monthly amount equal to 50% of the Supplemental Pension that would have been payable to you hereunder if you had not died, if you had retired on the last day of the month in which your death occurs, and if you had not been married on such last day.

               5. Payment of your Supplemental Pension shall commence on the first day of the month following your Retirement Date and shall end with the payment due for the month in which your death occurs or, if the Supplemental Pension is payable in the form described as Option 2 in Section 10.1 of GPUS's Employee Pension Plan, the month in which your death or your spouse's death occurs whichever is the later. Payment of the Survivor's Annuity shall commence on the first day of the month following the date of your death and shall end with the payment due for the month in which your surviving spouse's death occurs.

               6. With each monthly payment of the Supplemental Pension payable to you during the first 12 months following your Retirement Date, you shall be entitled to receive an additional amount equal to 20% of the amount of such monthly payment; provided, however, that if clause (a) of Section 2 hereof applies in calculating the Supplemental Pension amount payable for such month, the additional amount payable to you for such month under this Section 6 shall be equal to 20% of the Supplemental Pension amount that would be payable to you for such month if clause (b) instead of clause (a) of Section 2 were applicable in calculating the amount of your Supplemental Pension payment for such month.

               7. In addition to the Supplemental Pension described above, you will also receive (i) an extension of coverage in your and your family's health care benefits under the Supplemental and Excess Medical Plan to the third anniversary of the date of your retirement, or your attainment of age 62, whichever is later, and
          (ii) an amended Split-Dollar Agreement with respect to your Senior Executive Life Insurance policy to provide for eligibility to receive full benefits under your policy at age 55 with 10 years of service.

               8. Notwithstanding any other provision of this Agreement or GPUS's Retirement Plans to the contrary, or any other form of distribution provided for or optional form of distribution





          John G. Graham
          November 1, 1996
          Page 3


          otherwise elected under this Agreement or GPUS's Retirement Plans, you shall be permitted to make a special distribution election to have the Supplemental Pension payable to you hereunder, or the Survivors Annuity payable hereunder to your surviving spouse, distributed in the form of a single lump sum payment in the event of your termination of employment within the GPU System (a) by any GPU System Company (1) within six (6) months prior to a Change in Control (as defined in Appendix A hereto) or (2) prior to a Change in Control but which you reasonably demonstrate (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (b) for any reason within the two (2) year period following the occurrence of a Change in Control; provided, however, that such election shall be effective only if it is made either (y) at least twenty-four (24) months prior to such termination of your employment, or (z) if such termination of your employment is the result of an "Involuntary Termination" (as defined in Appendix A hereto) at least one year prior to such Change in Control. Any special election made hereunder may be revoked, and a new special election may be made, at any time; provided, however, that any such revocation or new election shall be effective only if it is made within the election period specified in clause (y) or (z) of the preceding sentence. Any special election, or revocation of a special election, that may be made hereunder shall be made in writing, on a form furnished to you for such purpose by the Administrative Committee of GPUS's Employee Pension Plan. The lump sum payment to be made to you hereunder shall be in an amount that is "Actuarially Equivalent" (as defined below) to the Supplemental Pension that otherwise would be payable to you hereunder if payment of your Supplemental Pension and the pension payable to you under GPUS's Retirement Plans (i) were to commence on your Retirement Date, and (ii) were to be made in the form of a single life annuity. The lump sum payment to be made hereunder to your surviving spouse shall be in an amount that is Actuarially Equivalent (as defined below) to the Survivor's Annuity that otherwise would be payable to such spouse pursuant to Section 4 hereof. The lump sum payment to be made hereunder to you or your surviving spouse shall be made by no later than 30 days following the date of your termination of employment.

               For purposes of this Section 8, "Actuarially Equivalent" shall mean, with respect to any distribution or payment, an actuarially equivalent amount, calculated by using the annual interest rate on 30-year Treasury securities for the second month preceding the calendar year in which such distribution is made or commences, and the mortality table prescribed for purposes of section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended (the "Code"). Such annual interest rate and mortality





          John G. Graham
          November 1, 1996
          Page 4


          table shall be as specified or prescribed by the Commissioner of the Internal Revenue Service for purposes of Section
          417(e)(3)(A)(ii) of the Code in revenue rulings, notices or other guidance.

               9. You and your surviving spouse shall have the status of a mere unsecured creditor of GPUS with respect to your, and her, right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by GPUS to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Agreement be treated as unfunded for tax purposes, as well as for purposes of Title I of ERISA.

               10. Your rights and your surviving spouse's rights to payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by your creditors or the creditors of your spouse or any other beneficiary.

               If the foregoing correctly reflects your understanding of the agreement between you and GPUS to your Supplemental Pension, will you please so indicate on the enclosed duplicate copy of this letter which will then constitute a binding agreement between GPUS on the one hand, and you, on the other.


                                        GPU SERVICE , INC.



                                        By:  ___________________________
                                             J.R. Leva, Chairman &
                                             Chief Executive Officer


          The foregoing correctly reflects my
          understanding and is agreed to by me
          as of the date of this letter


          _______________________________
                    John G. Graham





          John G. Graham
          November 1, 1996
          Page 1


                                      APPENDIX A


               "Change in Control" shall mean:

                         (1) An acquisition (other than directly from GPU, Inc. ("GPU")) of any common stock of GPU ("Common Stock") or other voting securities of GPU entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of common stock or the combined voting power of GPU's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) GPU or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by GPU (for purposes of this definition, a "Subsidiary"), (B) GPU or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                         (2) The individuals who, as of August 1, 1996, are members of the Board of Directors of GPU (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors of GPU (the "Board"); provided, however, that if the election, or nomination for election by GPU's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or





                         (3)  The consummation of:

                              (A)  A merger, consolidation or
                         reorganization involving GPU, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of GPU where:

                                   (i)       the shareholders of GPU,
                              immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                   (ii)      the individuals who were
                              members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                                   (iii)     no Person other than (w) GPU,
                              (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by GPU or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of GPU, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                              (B) A complete liquidation or dissolution of GPU; or




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                              (C)  The sale or other disposition of all or
                         substantially all of the assets of GPU to any Person (other than a transfer to a Subsidiary).

               Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by GPU which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by GPU, and after such share acquisition by GPU, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               "Involuntary Termination" shall mean the termination of your employment within the GPU System (A) as a result of your death,
          (B) by GPU or GPUS, for any reason, or (C) by you, for "Good
          Reason."

               "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                         (1) a change in your status, title, position or responsibilities (including reporting responsibilities) which, in your reasonable judgment, represents an adverse change from your status, title, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities which, in your reasonable judgment, are inconsistent with your status, title, position or responsibilities; or any removal of you from or failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your employment for disability, Cause, as a result of your death or by you other than for Good Reason;

                         (2)  a reduction in your annual base salary;

                         (3)  any change in location of your place of
          employment to a location other than Parsippany, New Jersey without your consent,

                         (4) the failure by GPU to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of GPU in which you participated, within seven (7) days of the date such compensation is due;


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                         (5)  the failure by GPU to (A) continue in effect
          (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which you were participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to you or (B) provide you with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which you were participating immediately prior to the Change in Control;

                         (6) the failure of GPU to obtain a satisfactory agreement from any successors or assigns to assume and agree to honor and perform GPU's obligations under this Agreement; or

               Any event or condition described in clauses (1) through (6) which occurs (1) within six (6) months prior to a Change in Control or (2) prior to a Change in Control but which you reasonably demonstrate (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.





























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